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                               EXHIBIT INDEX


EXHIBIT NO.       TITLE OF DOCUMENT

    23.    1a.   Consents of Kenny S&P Evaluation
                  Services, a division of J.J. Kenny
                  Co., Inc.

           1b.   Consent of Deloitte & Touche LLP

    27.     1.   Financial Data Schedule of
                 Dean Witter Select Municipal Trust,
                 Long Term Portfolio Series 121

            2.   Financial Data Schedule of
                 Dean Witter Select Municipal Trust,
                 Tennessee Portfolio Series 5